Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

First Priority Financial Corp.

Malvern, Pennsylvania

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of First Priority Financial Corp. of our report dated March 25, 2016, relating to the consolidated financial statements as of and for the years ended December 31, 2015 and 2014 appearing in the Form 10-K of First Priority Financial Corp. for the year ended December 31, 2015.

/s/ BDO USA, LLP
BDO USA, LLP Philadelphia, Pennsylvania May 16, 2016